THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, OR AN EXEMPTION FROM, THE PROSPECTUS AND REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR(S).

SUBSCRIPTION AGREEMENT

DATED APRIL 10, 2007 FOR REFERENCE

BY AND BETWEEN

A.

OCTILLION CORP., a Nevada corporation having its principal office at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia, V6J 1G1 (the “Company”); and

AND

B.

The undersigned subscriber, a natural person, having an office or residential address, as the case may be, at ______________ (the “Subscriber”).

RECITALS

WHEREAS, the Company is offering on a no minimum basis (the “Offering”) up to an aggregate of 1,000,000 units (the “Offered Units”) at a price of US $0.50  per Offered Unit or $500,000 in the aggregate; each Offered Unit consists of 1 share (the “Unit Shares”) of the Company’s common stock, one Class C Non-redeemable Warrant to purchase a share of common stock at $0.50 per share for a period of 18 months from the date of issuance; one Class D Non-redeemable Warrant to purchase a share of common stock at $0.55 per share for a period of 24 months from the date of issuance; and  one Class E Non-redeemable Warrant to purchase a share of common stock at $0.60 per share for a period of 36 months from the date of issuance;

WHEREAS, the Company will offer and sell Offered Units only to investors (i) who are not “U.S. Persons” as defined in Regulation S as promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and (ii) who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside.

WHEREAS, the Subscriber desires to purchase from the Company and the Company desires to sell to the Subscriber the number of Shares set forth in Section 1.1 hereof, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1.

Subscription and Purchase of Shares; Closing.

1.1  Definitions.

“1933 Act” shall have the meaning ascribed thereto in the recitals to this Agreement.

“Accredited Investor” shall have the meaning ascribed thereto in Section 1.6(a) hereof.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

“Agreement” means this Subscription Agreement.

“ASC” shall have the meaning ascribed thereto in Section 5.7 (b) hereof.

“BCSC” shall have the meaning ascribed thereto in Section 5.7 (b) hereof.

 “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are closed.

“Closing Date” shall have the meaning ascribed thereto in Section 1.4 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Sock” means shares of the Company's common stock, $0.001 par value, or such securities that such stock shall hereafter be reclassified into.

“Company,” shall have the meaning ascribed thereto in the preamble.

“Effective Date” shall have the meaning ascribed thereto in Section 7.12 hereof.

“Exercise Price” means the exercise price of the Warrants as the same may from time to time be adjusted.

“Family and Friends (Alberta and BC)” shall have the meaning ascribed thereto in Section 5.7 hereof.

“NI-45-106” shall have the meaning ascribed thereto in Section 5.7 hereof.

“Offered Shares” means the Unit Shares and the Warrant Shares.

“Offered Units” shall have the meaning ascribed thereto in the recitals to this Agreement.

“Offering” means the offering of Offered Units.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall have the meaning ascribed thereto in Section 1.2 hereof.

“Reference Date” shall have the meaning ascribed thereto in Section 7.12 hereof.

“SEC Filings” shall have the meaning ascribed thereto in Section 4.5 hereof.

“Subscribed for Units” shall have the meaning ascribed thereto in Section 1.2 hereof.

“Unit Shares” shall have the meaning ascribed thereto in the recitals to this Agreement.

“US Person” shall have the meaning ascribed thereto in Section 1.5 hereto.

“Warrants” shall mean, collectively, the Class C Non-redeemable Warrants, Class D Non-redeemable Warrants, and the Class E Non-redeemable Warrants.

“Warrant Shares” means, collectively, the shares of the Company’s common stock issuable upon the exercise of the Warrants.

1.2  Subscription and Purchase of Units.

Subject to the terms and conditions herein set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company  _____ Offered Units (the “Subscribed for Units”), at a price of US$0.50 per share or an aggregate consideration of $_______ (the “Purchase Price”).

1.3  Payment of Purchase Price.

Simultaneously with the execution and delivery of this Agreement by the Subscriber, the Subscriber shall deliver the Purchase Price by check payable to the Company or by wire transfer of funds pursuant to wiring instructions provided by the Company and as set forth on Exhibit 1.3 hereto.

1.4  Closing.

The closing of the purchase and sale of the Subscribed for Units (the “Closing”) shall take place at the offices of the Company immediately following the execution of this Agreement by the Company, or at such other time and place or on such other business day thereafter as the parties hereto may agree (the “Closing Date”). On the Closing Date, the Company will deliver or cause to be delivered a certificate(s)

representing the Offered Units constituting the Subscribed for Units to the Subscriber against confirmation of collection of the Purchase Price.

1.5  Limitations of Offering.

The Subscriber acknowledges that the Company is offering and selling the Offered Units only to investors (the “Qualified Subscribers”) who are (a) who are not “US Persons” as that term is defined in Rule 902(o) of Regulation  as promulgated under the 1933 Act and includes (i) any natural person resident in the United States and (ii) any partnership or corporation organized or incorporated under the laws of United States, among other persons specified in such Rule, and (b) who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside.

1.6  No Minimum Number of Offered Units Need be Sold.

The Subscriber acknowledges that the Company is offering and selling the Offered Units on a no minimum basis, and further acknowledges and understands that since there is no minimum number of Offered Units to be sold, no proceeds will be held in an escrow account and all funds will be immediately available to, and for use by, the Company. Subscriber further acknowledges that it may be the only investor in the Offering.

2.

Subscriber’s Conditions of Closing.

The Subscriber’s obligation to purchase and pay for the Subscribed for Units is subject to the satisfaction or waiver of the condition that the representations, warranties and covenants of the Company set forth in Section 4 hereof shall be true in all material respects on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; and, if the Closing Date is other than the date hereof, the Company shall deliver to Subscriber a certificate of a duly authorized officer of the Company, dated the Closing Date, to such effect.

3.

Company’s Conditions of Closing.

The Company’s obligation to sell the Subscribed for Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 3.

3.1  Representations, Warranties and Covenants.

The representations, warranties and covenants of the Subscriber set forth in Section 5 hereof shall be true in all material respects on and as of the Closing Date.

3.2  Payment of Purchase Price.

The Subscriber shall have purchased and paid for the Subscribed for Units by delivery of the Purchase Price.

3.3  No Adverse Action or Decision.

There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

3.4  Compliance with Securities Laws.

The offer and sale of the Subscribed for Units under this Agreement shall have complied with, and shall not be prohibited by, all applicable requirements of the 1933 Act or applicable Canadian Securities Laws (as hereinafter defined).

4.

Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Subscriber that:

4.1  Corporate Existence.

The Company is a Company duly organized, legally existing, and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is currently a development stage start-up technology company focused on the identification, development and eventual commercialization of technologies in the energy and biomedical industries.

4.2  Authorization; Enforcement.

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.  When executed and delivered in accordance with the terms hereof, this Agreement shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Anything herein to the contrary notwithstanding, this Agreement shall not become a binding obligation of the Company until it has been accepted by the Company as evidenced by its execution by a duly authorized officer.

4.3  Agreement Not in Conflict.

The execution and delivery of this Agreement by the Company and the completion of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (A) any statute, rule or regulation applicable to the Company; (B) the charter documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or, to the best of its knowledge, information and belief, the property or assets of the Company.

4.4  Authorized and Outstanding Capital Stock.

The Company’s authorized capital stock of consists of consists of 100,000,000 shares of common stock, par value $.001 per share and 1,000,000 preferred shares, $0.10 par value.  As of the Reference

Date there were 49,374,600 shares of our common stock issued and outstanding and no shares of preferred issued and outstanding.  If all of the Offered Units are sold there will be an aggregate of 59,374,600 shares of common stock issued and outstanding exclusive of the Warrant Shares.

4.5  Reporting Issuer Status.

The Company is not a “reporting issuer” in any province of Canada. The Company has a reporting obligation under Section 15 (d) of the 1934 Act and files current, quarterly and annual reports with the Commission on forms 8-K, 10-QSB and 10-KSB (collectively, the “SEC Filings”). The filed material may be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Commission at 1-800-U.S. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the U.S.  Securities & Exchange Commission at prescribed rates. The Company is current in its filings with the Commission.

4.6  Market for the Company’s Common Stock.

The Company’s common stock is quoted for trading on the “Pink Sheets” over the counter securities market under the symbol OCTL.

5.

Representations, Warranties and Acknowledgements of Subscriber.

The Subscriber represents, warrants and covenants to the Company that:

5.1  Organization; Authority.

The Subscriber has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and to carry out its obligations hereunder.  The Subscriber:

(a)

if a company, trust, partnership, qualified plan or other entity, further warrants and represents that it is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is authorized and qualified to become a holder of the Subscribed for Units, the person signing this Agreement on behalf of such entity has been duly authorized to execute and deliver this agreement, and the acquisition of the Subscribed for Units by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized by all necessary action to be taken on the part of the Subscriber;

(b)

if not an individual, further warrants and represents that it has the requisite power, authority and legal capacity to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise (as the case may be) with respect to such matters have been given or obtained; and

(c)

in any case, represents and warrants that this Agreement has been duly executed and delivered by the Subscriber and constitutes a valid and legally binding obligation of the Subscriber, enforceable against the Subscriber, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or any of the Subscriber’s charter documents, or of any agreement to which the Subscriber is a party or by which it is bound.

5.2  Acquisition of Shares for Investment.

The Subscriber is acquiring the Subscribed for Units as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Subscribed for Units or any part thereof or interest therein.  Except as otherwise disclosed in writing to the Company, the Subscriber is not acting jointly or in concert with any other person or company for the purposes of acquiring any of the Shares.

5.3  Experience of Subscriber.

The Subscriber either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating and assessing the merits and risks of the prospective investment in the Subscribed for Units, and has so evaluated the merits and risks of such investment and has determined that the Subscribed for Units are suitable to investment for him.

5.4  Ability of Subscriber to Bear Risk of Investment.

The Subscriber acknowledges that the purchase of the Subscribed for Units is a highly speculative investment, involving a high degree of risk and the Subscriber is able to bear the economic risk of an investment in the Subscribed for Units; and, at the present time, is able to afford a complete loss of such investment.

5.5  No Conflict or Violation.

The execution, delivery, and performance of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby will not conflict with or result in a default under the terms of any material contract, agreement, obligation or commitment applicable to Subscriber. The execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transaction contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber’s charter documents (if the Subscriber is not a natural person) or any agreement to which the Subscriber is a party or by which it is bound.

5.6  Regulation S Representations, Acknowledgements and Warranties.

The Subscriber represents, warrants, acknowledges, and covenants that:

(d)

he is not a “US Person” as that term is defined in Rule 902 of Regulation S, as more fully set forth in Exhibit 1.5 hereto;

(e)

the Subscribed for Units are being offered and sold in reliance on the exemptions from the registration requirements of the 1933 Act provided by the provisions of Regulation S as promulgated under the 1933 Act, and that the Subscribed for Units may not be resold in the United States or to a US Person as defined in Regulation S, except pursuant to an effective registration statement or an exemption from the registration provisions of the 1933 Act as evidenced by an opinion of counsel acceptable to the Company, and that in the absence of an effective registration statement covering the Subscribed for Units or an available exemption from registration under the 1933 Act, the Subscribed for Units must be held indefinitely.  The Subscriber further acknowledges that this Agreement is not intended as a plan or scheme to evade the registration requirements of the 1933 Act;

(f)

he is a resident of the country set forth on the signature page hereto;

(g)

he is not, and on the Closing Date will not be, an affiliate of the Company;

(h)

all offers and sales of the Subscribed for Units shall be made in compliance with all applicable laws of any applicable jurisdiction and, particularly, in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration of the Subscribed for Units under the 1933 Act or pursuant to an exemption from registration.  In any case, none of the Subscribed for Units have been and will be offered or sold by the Subscriber to, or for the account or benefit of a U.S. Person or within the United States until after the end of a one year period commencing on the date on which this Agreement is accepted by the Company (the “Distribution Compliance Period”), except pursuant to an effective registration statement as to the Subscribed for Units or an applicable exemption from the registration requirements of the 1933 Act;

(i)

the Subscribed for Units have not been offered to the Subscriber in the United States and the individuals making the decision to purchase the Subscribed for Units and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the decision was made and this Agreement was executed and delivered;

(j)

he will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares;

(k)

neither the Subscriber nor any of his affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Subscribed for Units or any other securities of the Company until after the end of the Distribution Compliance Period, and acknowledges that such activities are prohibited by Regulation S.

5.7  Canadian Exemptions Representations, Acknowledgements and Warranties.

(l)

The Subscriber understands that it is purchasing the Subscribed for Units pursuant to certain exemptions from the registration and prospectus requirements of applicable securities legislation in Canada (the “Canadian Securities Laws”) afforded by, without limitation, Sections 2.3 [Accredited Subscribers], and 2.5 [Family, friends and business associates] of NI 45-106 and, as a consequence, (A) certain rights, remedies and protections under securities legislation will not be available to the Subscriber in connection with the purchase of the Subscribed for Units; (B) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation; and (C) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

(m)

If the Subscriber is a resident of either the province of Alberta or the province of British Columbia, Canada, the subscriber represents that he  is (1) purchasing the Subscribed for Units as principal and is an “accredited subscriber” as defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI-45-106”), as adopted by, respectively, the British Columbia Securities Commission (the “BCSC”), and the Alberta Securities Commission (the “ASC”), or (2) investors who are purchasing the Shares as a principal and who are either

(i)

a director, senior officer or control person of the Company, or of an affiliate of the Company,

(ii)

a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company, or of an affiliate of the Company,

(iii)

a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company or of an affiliate of the Company,

(iv)

a close personal friend of a director, executive officer or control person of the Company, or of an affiliate of the Company,

(v)

a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

(vi)

a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

(vii)

a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

(viii)

a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (vii), provided such person does not have a “prohibited relationship” with the Company, as that term is defined in subsection 66(12.671) of the Income Tax Act (Canada), or

(ix)

a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii), provided such trust or estate does not have a “prohibited relationship” with the Company, as that term is defined in subsection 66(12.671) of the Income Tax Act (Canada).

Collectively, the categories of prospective investors described in paragraphs 5.7 (b) (2) (i) through (ix) are herein referred to as “Family and Friends (Alberta and BC)”.  If the Subscriber is resident in Alberta or British Columbia and is purchasing the Shares as an “accredited investor” within the meaning of NI-45-106 or as Family and Friends (Alberta and B.C.), the Subscriber must deliver, at Closing, a duly completed and executed Representation Letter in the form attached hereto as Exhibit 5.7.

5.8  Transfer Restrictions.

(n)

The Subscriber acknowledges that the certificates representing Unit Shares, the Warrants and the Warrant Shares shall bear a legend substantially as follows:

“THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, IN COMPLIANCE WITH REGULATION S AND/OR OTHER APPLICABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933

ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO REGISTRATIONS AND PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR(S), IN EACH CASE AS EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.”

(o)

The Subscriber understands and acknowledges that the Company has the right not to record a purported transfer of the Subscribed for Units, without the Company being satisfied that such transfer is exempt from or not subject to (a) registration under the U.S. 1933 Act and any applicable state securities laws, and (b) the registration and prospectus requirements under Canadian Securities Laws.

(c)

In addition to resale restrictions imposed under U.S. federal securities law, there are additional restrictions on the Subscriber’s ability to resell the Subscribed for Units under applicable Canadian Securities Law.

(p)

The Subscriber understands and acknowledges that the Company is not obligated to file and, except as provided in a registration rights agreements of even date herewith between the Subscriber and the Company, has no present intention of filing any registration statement or prospectus in respect of re-sales of the Subscribed for Units with the SEC in the United States or with any of the provincial securities regulatory authorities in Canada.

(q)

The Subscriber confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Subscribed for Units as an investment for the Subscriber and the resale restrictions (including “hold periods”) to which the Subscribed for Units will be subject under applicable securities legislation and confirms that no representation has been made to the Subscriber by or on behalf of the Company with respect thereto.

(r)

The Subscriber will not resell any Subscribed for Units except in accordance with the provisions of applicable securities legislation and stock exchange rules.

5.9  No Offering Memorandum.

The Subscriber acknowledges that the offering is being conducted without delivery of an offering memorandum and that it has not relied on any oral representation, warranty or information in connection with the offering of the Subscribed for Units by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company.

5.10  No Approval by Regulatory Authority.

The Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of an investment in Offered Units of which the Subscribed for Units are a part.

5.11  No Representation as to Value of Offered Units.

The Subscriber confirms that neither the Company nor any of its directors, employees, officers, consultants, agents or affiliates, has made any representations (written or oral) to the Subscriber regarding the future value of the Offered Units and acknowledges and confirms that no representation has been made to the Subscriber with respect to the listing of the Offered Units on any exchange or that application has been or will be made be made for such listing. In making its investment decision with respect to the Subscribed for Units, the Subscriber has relied solely upon publicly available information relating to the Company and the written representation made by or on behalf of the Company herein.

5.12  No Advertisement.

The Subscriber is not and has not become aware of any advertisement in printed public media or on radio, television or other form of communication (including electronic display such as the Internet) with respect to the Offering.

5.13  Conditional Sale.

The Subscriber understands that the sale and delivery of the Subscribed for Units is conditional upon such sale being exempt from the registration and prospectus requirements under applicable securities legislation or upon the issuance of such orders, consents or approvals as may be required to permit such sale and delivery without complying with such requirements. If required under applicable securities legislation or regulatory policy, or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Subscribed for Units.

5.14  No Joint Action.

Except as disclosed in writing to the Company, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring the Subscribed for Units.

5.15  Tax Consequences.

The Subscriber understands that the investment in the Subscribed for Units may have tax consequences under applicable taxation laws, that it is the sole responsibility of the Subscriber to determine and assess such tax consequences as may apply to its particular circumstances, and the Subscriber has not received and is not relying on the Company for any tax advice whatsoever.

5.16  Legal Advice.

The Subscriber is responsible for obtaining such legal advice as he, she or it considers appropriate in connection with the execution and delivery of this Subscription Agreement and the purchase of the Subscribed for Units.

5.17  Risk Acknowledgement.

The Subscriber acknowledges that the purchase of the Shares is a speculative investment involving substantial business and market risks.

6.

Reliance and Indemnification.

6.1  Reliance and Timeliness.

The Subscriber understands and acknowledges that (i) the Offered Units are being offered and sold to the Subscriber without registration under the Securities Act or applicable Canadian Securities Laws in a private placement that is exempt from the registration provisions of the Securities Act and/or the registration and prospectus requirements of applicable Canadian Securities Laws and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any Representation Letter executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Subscription Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Offered Units.  The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement which takes place prior to Closing.

6.2  Indemnification.

The Subscriber agrees to indemnify the Company, and each of its officers, directors, employees, consultants and agents from and against all losses, claims, costs, expenses, damages or liabilities that any of them they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants.  The Subscriber acknowledges and agrees that the Company acts as trustee of the Subscriber’s covenants hereunder for each of its officers, directors, employees, consultants and agents entitled to indemnity hereunder and shall be entitled to enforce such covenants on behalf of such persons.

7.

Miscellaneous.

7.1  Amendment; Waivers.

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Subscriber; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.2  Survival of Representations and Warranties.

All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

7.3  Successors and Assigns; No Third Party.

All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and, to the extent provided in this Agreement.

7.4  Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Vancouver, British Columbia Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the this Agreement later than 4:30 p.m. (Vancouver, British Columbia Time) on any date and earlier than 11:59 p.m. (Vancouver, British

Columbia Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:

Octillion Corp.

1628 West 1st Avenue

Suite 216

Vancouver, British Columbia, V6J 1G1

Canada

Telephone: 800-213-0689

Facsimile: 604-659-5029

If to the Subscriber:

At the address set forth below the Subscriber’s name on the signature page hereto; or, such other address as may be designated in writing hereafter, in the same manner, by such party.

7.5  Headings.

The headings herein are inserted for convenience only and do not constitute a part of this Agreement.  Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

7.6  Governing Law; Consent to Jurisdiction.

The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.7  Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber will be entitled to specific performance of the obligations of the Company hereunder.  The Company and the Subscriber agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.8  Entire Agreement.

This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

7.9  Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.10  Counterparts.

This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.11  Fees and Expenses.

Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses, including attorney fees, in connection with the transactions contemplated by this Agreement.

7.12  English Language.

The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Shares be drawn up in the English language only.

7.13  Knowledge.

As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

7.14  Reference Date and Effective Date.

April 10, 2007 is the “reference date” of this Agreement. The date of acceptance of this Agreement by the Company, as set forth on the signature page, shall be the “effective date” hereof.

7.15  Currency.

All dollar references herein are to U.S. dollars unless otherwise indicated.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as of the dates set forth below.

_______________________________
(Name of Subscriber – please print)

By:______________________________

Authorized Signature

_______________________________
(Official Capacity or Title – please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

Number Of Offered Units

Subscribed for:__________

Aggregate Consideration: __________

Paid by Delivery of __________

Date the Subscription:  April 10, 2007

_____________________________________
(Subscriber’s Address including Country of Residence)

____________________________________
(Telephone Number)/(Facsimile Number)

ACCEPTANCE

The Company hereby accepts the above subscription for the Subscribed for Units effective the ____________day of ________________, 2007.

Octillion Corp. By: _______________________ Name: Harmel S. Rayat Title: Chief Executive Officer and President	Address: Octillion Corp. 1628 West 1st Avenue Suite 216 Vancouver, British Columbia, Canada Telephone: 800-213-0689 Facsimile: 604-659-5029

EXHIBIT 5.7

REPRESENTATION LETTER

FOR

RESIDENTS OF ALBERTA AND BRITISH COLUMBIA, CANADA

TO:

Octillion Corp.

1628 West 1st Avenue

Suite 216

Vancouver, British Columbia, V6J 1G1

Canada

Telephone: 800-213-0689

Facsimile: 604-659-5029

In connection with the purchase by the undersigned of Shares of the Company, the undersigned is delivering this representation letter to the Subscription Agreement dated, for reference, April 10, 2007, the undersigned and the Company, and hereby represents, warrants and certifies to the Company that the undersigned is resident in Alberta or British Columbia or is otherwise subject to the securities laws of Alberta or British Columbia, and is either (A) an “accredited investor” within the meaning National Instrument 45-106 (Prospectus and Registration Exemptions) on the basis that the undersigned fits within that category of “accredited investor” identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials; or (B) is purchasing the Shares as a principal, and is (please check all applicable descriptions):

_____ (i) a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (ii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (iii) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

_____ (iv) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (v) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (vi) a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

_____ (vii) a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

_____ (viii) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

_____ (ix) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

DATED: April 10, 2007

(Name of Subscriber – please print)

(Authorized Signature)

(Official Capacity – please print)

(please print name of individual whose signature appears above)

IMPORTANT:

IF APPLICABLE, PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

EXHIBIT 1.3

WIRE TRANSFER INFORMATION

Remit U.S. Dollar Wire Payments to:

Account Name:

Octillion Corp.

216 – 1628 West 1st Avenue

Vancouver, BC, Canada

V6J 1G1

Account Number:

00040 001 4649118

Beneficiary Bank Name:

Bank of Montreal

Beneficiary Bank Address:

First Bank Tower

595 Burrard Street

Vancouver, BC, Canada

V7X 1L7

ABA Number:

026005092

SWIFT BIC ADDRESS:

BOFMCAM2

SCHEDULE A TO EXHIBIT 5.7
(ALBERTA AND BRITISH COLUMBIA)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Meaning of “Accredited Subscriber”

The term “accredited investor” is defined in National Instrument 45-106 (Prospectus and Registration Exemptions) to mean (Please check all the categories that apply to you):

_____	(a) a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
_____	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
_____

(c)

a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_____

(d)

a person registered under the securities legislation of a jurisdiction of Canada, or as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador);

_____	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);
_____	(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
_____

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite’de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;

_____	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
_____	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
_____

(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_____

(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

_____	(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
_____	(m) a person , other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
_____

(n)

an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (of NI-106) [Minimum amount investment], and 2.19 (of NI-106) [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (of NI-106) [Investment fund reinvestment];

_____

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

_____

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_____

(q)

a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

_____

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction or the registered charity to give advice on the securities being traded;

_____	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) above in form and function;
_____

(t)

a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

_____	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
_____

(v)

a person that is recognized or designated by the securities regulatory or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after NI-106 comes into force

The following definitions relate to certain of the categories of “accredited investor” set forth above:

“adviser” means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts;

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“issuer” means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada, except when used in the term foreign jurisdiction;

“person” includes, an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart with the meaning of the Divorce Act (Canada), from the other individual , (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner with the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person.

Control

A person is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references in this Schedule A Exhibit “1.6(A)” are in Canadian Dollars.